As Filed with the Securities and Exchange Commission on November 28, 1997
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          __________________________
                             VALLEY RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)
      RHODE ISLAND                                             05-0384723
(State of incorporation)                                    (I.R.S. Employer
                                                             Identification No.)
        1595 MENDON ROAD, CUMBERLAND, RHODE ISLAND 02864, (401) 334-1188 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           _________________________
                                 ALFRED P. DEGEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             VALLEY RESOURCES, INC.
                                1595 MENDON ROAD
                         CUMBERLAND, RHODE ISLAND 02864
                                 (401) 334-1188
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   COPIES TO:
                             CHRISTINE M. MARX, ESQ.
                                EDWARDS & ANGELL
                           150 JOHN F. KENNEDY PARKWAY
                          SHORT HILLS, NEW JERSEY 07078
                                 (973) 376-7700
                            ________________________
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                           _________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [GRAPHIC OMITTED]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [GRAPHIC OMITTED]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [GRAPHIC OMITTED]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
Title of each                                                         Proposed maximum
class of securities     Amount to be    Proposed maximum aggregate   aggregate offering      Amount of
to be registered       registered (1)      price per unit (2)            price (2)       registration fee
---------------------------------------------------------------------------------------------------------
Common Stock
($1.00 Par Value)          208,875             $11.00                   $2,297,625             $696


(1) 325,000 shares of Common Stock were previously registered and $1,915 of filing fees have previously been paid with respect to such shares.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based on the average of the high and low prices of Company's Common Stock on November 24, 1997.

PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRATION STATEMENTS OF VALLEY RESOURCES, INC. (FILE NO. 33- 32837, 33- 20770, 33- 4285, 2-75356 AND 2-83611
FILED UNDER THE SECURITIES ACT.

PROSPECTUS

                             VALLEY RESOURCES, INC.
                           DIRECT STOCK PURCHASE PLAN

     Valley Resources, Inc. (the "Company"), as a service to registered holders of its common stock (the "Common Stock"), hereby offers a Direct Stock Purchase Plan (the "Plan"). The Plan is designed to provide investors with a convenient and economical way to purchase shares of Common Stock of the Company and to reinvest all or a portion of their cash dividends in additional shares of Common Stock of the Company. No service fee or brokerage commissions will be charged to participants for purchases made under the Plan.

     Participants in the Plan may:

     Automatically reinvest cash dividends on all or a portion of the shares of Common Stock registered in their name and on all or a portion of the shares held in Plan accounts at a 5% discount from current market prices.

     Invest in Common Stock of the Company at current market prices by making voluntary cash payments (the "Voluntary Cash Payments") of at least $25 up to a maximum of $75,000 each calendar year.

     Deposit share certificates for safekeeping.

     Make automatic monthly investments by electronic funds transfer from their bank account.

     The Bank of New York is administrator of the Plan and acts as agent for participants ("Agent"). As Agent it will use dividends and Voluntary Cash Payments received from participants to acquire shares of Common Stock for the account of participants through the Plan. The Agent may purchase shares on the open market or may purchase original issue shares from the Company.

     This prospectus (the "Prospectus") relates to 250,000 authorized shares of the Company's Common Stock offered for purchase under the Plan and should be retained for future reference. The Company's Common Stock is presently traded on the American Stock Exchange.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 28, 1997.

Please be advised that the Agent may utilize BNY Brokerage, Inc., an affiliate of the Agent, for all trading activity relating to the Direct Stock Purchase Plan on behalf of participants. BNY Brokerage, Inc. receives a commission in connection with such transactions.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: New York Office (7 World Trade Center, Fourteenth Floor, New York, New York 10048) and Chicago Office (Citicorp Atrium Center, 500 W. Madison St., Suite 1400, Chicago, Illinois 60661). Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company's securities are listed on the American Stock Exchange, and reports, proxy statements and other information concerning the Company can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference and are deemed to be a part hereof:

     (a) Annual Report on From 10-K for the fiscal year ended August 31, 1997.

     (b) The description of shares of Common Stock, including the preferred stock purchase rights attached thereto, included or incorporated by reference in the Company's registration statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby also shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Such requests should be directed to:
Valley Resources, Inc., Attention: Corporate Secretary, P. O. Box 7900, Cumberland, RI 02864, 401-334-1188.

     In the event that the Company makes this Prospectus available to investors in an electronic format, the Company will promptly provide without charge to each person to whom this Prospectus is delivered electronically, or to his or her representative, upon the written or oral request of any such person, a paper copy of the Prospectus. Requests for paper copies should be directed to: Valley Resources, Inc., Attention: Corporate Secretary, P. O. Box 7900, Cumberland, RI 02864, 401-334-1188.

                                   THE COMPANY

     Valley Resources, Inc. is the issuer of the Common Stock referred to herein. The Company's principal executive office is located at 1595 Mendon Road, Cumberland, RI 02864, and the telephone number is (401)334-1188.

     The Company has five wholly-owned active subsidiaries: Valley Gas Company and Bristol & Warren Gas Company are regulated natural gas local distribution companies servicing franchised areas within the State of Rhode Island; Valley Appliance and Merchandising Company sells, rents and services natural gas-fired appliances in the residential, commercial and industrial markets and sells a complimentary line of electrical appliance and water filtration systems; Valley Propane, Inc. sells liquefied petroleum gas to the residential, commercial and industrial markets in Rhode Island and Southeastern Massachusetts; Morris Merchants, Inc. is a distributor in the plumbing and heating business in New England and upstate New York. The Company also owns an 80 percent interest in Alternate Energy Corporation which designs, engineers and constructs alternate fuel refueling facilities, holds a patent for the cofiring of natural gas and diesel fuel on both vehicular and stationary engines and represents a line of fuel cells.

                                  THE OFFERING

     This Prospectus relates to 250,000 authorized shares of the Company's Common Stock offered for purchase under the Plan by shareholders of record through the reinvestment of dividends and Voluntary Cash Payments of at least $25 and not more than $75,000 per calendar year.

     Shares purchased with reinvested dividends are offered at a 5% discount from current market prices. Such discount has not been changed since the inception of the discount and could be adjusted by the Company depending upon the number of shares purchased under the Plan and the willingness of the Company to continue to offer the discount at the current level. There is no maximum number of shares or dollar amount of dividend reinvestment under the Plan.

     There is no discount applicable to shares purchased with Voluntary Cash Payments. Such shares are purchased at current market prices. No more than $75,000 of Voluntary Cash Payments may be made by a participant during each calendar year.

     The discount on shares purchased with reinvested dividends and the absence of a maximum on dividend reinvestment may provide an incentive for certain persons to enter into transactions that would allow them to acquire shares prior to a dividend record date, reinvest at the discounted purchase price and resell the shares in order to capture the discount. The Company has not experienced nor does it expect significant activity of such nature. Any person engaging in such transactions may be considered to be an underwriter within the meaning of section 2(11) of the Securities Act of 1933. The Company has not entered into any arrangement, either formal or informal, with any person to engage in such transaction.

                              PLAN OF DISTRIBUTION

     The Common Stock being offered hereby is offered pursuant to a dividend reinvestment and direct stock purchase plan, the terms of which provide for the purchase by the Agent of some shares of Common Stock on the open market or directly from the Company, at the Company's discretion. The Company pays all fees, commission and expenses incurred in connection with the Plan.

                                    THE PLAN

     The following is a question and answer statement of the provisions of the Direct Stock Purchase Plan:

Purpose and Advantage

     1.  What is the purpose of the Plan?

     The purpose of the Plan is to provide to Company shareholders a simple, convenient and economical way to increase their investment in Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock.

     2.  What are some of the advantages of the Plan?

     -Participants have the opportunity to reinvest cash dividends on all or a portion of the shares of Common Stock registered in their names and on all or a portion of the shares held in Plan accounts at a 5% discount from current market prices.

     -Participants in the Plan may purchase additional shares of Common Stock at 100% of market price by making Voluntary Cash Payments of at least $25 up to $75,000 per calendar year. Voluntary Cash Payments may be made by check, money order or electronic funds transfer from a predesignated U.S. checking or savings account. Checks and money orders must be drawn on a U. S. bank payable in U. S. currency or they will be returned to the participant. Third party checks or money orders are not acceptable.

     -All shares of Common Stock are purchased under the Plan without charge to Plan participants or any service fees or brokerage commissions.

     -The Plan offers a "safekeeping" service whereby shareholders of record may deposit their Common Stock certificates with the Agent and have their ownership of such Common Stock maintained on the Agent's records as part of their Plan account.

     -Participants may direct the Agent to transfer, at any time and at no cost to the participant, all or a portion of the participant's shares held under the Plan to another person.

     -Statements of account are mailed to participants after any investment activity in the participant's account.

Disadvantages of the Plan

      3.  What are some of the disadvantages of the Plan?

     By not receiving cash dividends, but instead having Common Stock purchased for their accounts, participants must bear the market risk associated with the purchase of Common Stock. Also, participants have no control over the price at which the Common Stock is purchased or sold for their accounts. Furthermore, participants having dividends reinvested in Common Stock will be liable for Federal (and perhaps state) taxes without the corresponding receipt of cash. (See Question No. 23)

Administration

      4.  Who administers the Plan?

     The Bank of New York administers the Plan, purchases and holds shares of Common Stock acquired under the Plan, maintains records, and sends statements of account activity to participants. All Enrollment Authorization Forms (as described in Question No. 7), Voluntary Cash Payments, notices of withdrawal and all other matters and communications related to the Plan should be addressed to:

                      Valley Resources, Inc.
                      c/o The Bank of New York
                      Dividend Reinvestment Department
                      P. O. Box 1958
                      Newark, NJ  07101-9774

     Please mention Valley Resources, Inc. in all correspondence and provide your Plan account number and/or Social Security number.

     Participants may also telephone the Agent Toll Free at 1-888-269-8845, 9:00 a.m.-6:00 p.m. EST, or may call the Company at 1-401-334-1188, 8:00 a.m.-4:30
EST.

Participation

     5.  Who is eligible to participate in the Plan?

     Any person or entity who is a holder of record of Common Stock is eligible to join the Plan, provided that (a) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures", and (b) in the case of citizens or residents of a country other than the United States, its territories, and possessions, participation would not violate local laws applicable to the Company or the participant.

     Individual participants in the Company's 401(k) Employee Stock Ownership Plan ("KSOP") are not eligible to participate through the KSOP; provided, however, that KSOP participants who are also shareholders of record are eligible to participate in the Plan with respect to shares held outside the KSOP.

Enrollment Procedures

      6.  How does a person participate in the Plan?

     (a) Shareholders of record: After being furnished a copy of the Prospectus, record holders of Common Stock may join the Plan by completing and signing an enrollment authorization form (the "Enrollment Authorization Form") and returning it to the Agent. (See Question No. 7)

     (b) Beneficial Owners: A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) may participate in the dividend reinvestment feature of the Plan by making arrangements with his or her broker or bank to participate on his or her behalf through the Depository Trust Company Dividend Reinvestment Service. Brokers and nominees owning Company Common Stock at Depository Trust Company may participate in the dividend reinvestment feature of the Plan through such service.

     7.   What does the Enrollment Authorization Form provide?

     The Enrollment Authorization Form provides for the purchase of additional shares of Common Stock of the Company by a shareholder of record through the following investment options:

     "Full Dividend Reinvestment" - The Agent will apply all cash dividends on all shares then or subsequently registered in a participant's name, together with any Voluntary Cash Payments, toward the purchase of additional Common Stock.

     "Partial Dividend Reinvestment" - A participant may elect to reinvest a portion of the cash dividends paid on the shares (50 shares minimum must be designated for partial reinvestment) registered in the participant's name and held in certificated form or in the participant's Plan accounts by designating such election on the Enrollment Authorization Form. Participants electing partial reinvestment of cash dividends must designate the number of shares (minimum 50 shares) to be reinvested. Cash dividends will be sent to participants by check or deposited electronically into a bank checking or savings account, if requested. Dividends paid on all other Plan shares, together with Voluntary Cash Payments, will be applied toward the purchase of additional shares.

     "Voluntary Cash Payments Only" - The participant will continue to receive cash dividends on shares registered in his or her name in the usual manner, and the Agent will apply such Voluntary Cash Payments received toward the purchase of additional Common Stock. Shares purchased with Voluntary Cash Payments will be held in the participant's Plan account unless otherwise directed, and dividends paid on such Shares will be paid in cash or deposited electronically into the participant's bank account, if requested.

     Participants who only partially reinvest their dividends may elect to have the cash portion of their dividends deposited electronically into a bank checking account or savings account at no charge by completing and submitting to the Agent an Electronic Deposit of Dividends Enrollment Form and a voided check or deposit slip. The Electronic Deposit of Dividends Enrollment Forms are available from both the Company and the Agent.

     8.  When may a person join the Plan?

     Shareholders of record may join the Plan at any time by completing an Enrollment Authorization Form and mailing it to the Agent. Once in the Plan, such participant will remain a participant until he or she discontinues participation. If an Enrollment Authorization Form requesting reinvestment of dividends is received by the Agent on or before the record date for a dividend payment, that dividend payment will be applied toward purchase of Common Stock. Record dates are ordinarily about the last business day of March, June, September and December.

     If an Enrollment Authorization Form is received from a shareholder after the record date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment day following the next record date if such shareholder is still a holder of record.

Purchases and Price of Shares

      9.  What is the source of Common Stock purchased under the Plan?

     Shares of Common Stock will be, at the Company's discretion, purchased either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held by the Company for such purpose, or on the open market, or by combination of the foregoing.

     10.  When will shares be purchased under the Plan?

     Purchases made directly from the Company will be made on the relevant Investment Date (as defined in the next paragraph). Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on the American Stock Exchange or any other securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery and other terms as the Agent may agree. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. When shares are purchased on the open market, participants become owners of shares as of the date of purchase and the reports sent to participants will reflect such purchase date. (See Question No. 16)

     There is one Investment Date each week. The Investment Dates will be Wednesday of each week, except for any Wednesday which is a dividend payment date, in which event the dividend payment date will become the Investment Date. If, however, an Investment Date falls on a date on which the American Stock Exchange is closed, the first succeeding day on which the American Stock Exchange is open will be the Investment Date.

     11. What will be the price to the participant of shares purchased under the Plan?

     The price to the participant of shares purchased under the Plan with reinvested dividends will be 95% of the average price. Purchases of stock made with Voluntary Cash Payments will be made at 100% of the acquisition cost on the open market or the average price if purchased from the Company. The average price is determined by averaging closing prices of Common Stock as reported on the American Stock Exchange-Composite Transactions for the three days on which the stock was traded prior to the Investment Date.

     12.  How many shares of Common Stock will be purchased for participants?

     The number of shares to be purchased depends on the amount of the participant's dividends, if any, and any Voluntary Cash Payments received by the Agent. Each participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price. There is no maximum number of shares of Common Stock which can be purchased with reinvested dividends.

Voluntary Cash Payments

      13.  How does the Voluntary Cash Payment feature of the Plan work?

     All eligible shareholders of record who have submitted a signed Enrollment Authorization Form are eligible to make Voluntary Cash Payments at any time. Payments may be made by check or money order or may be deducted automatically on a monthly basis from a financial institution account. (See Question No. 19) All such payments must be payable to The Bank of New York in U.S. dollars. Checks must be drawn against a U.S. bank and must be payable in U.S. currency. The Agent will not accept third party checks; they will be returned. The Agent will apply any Voluntary Cash Payment received from a participant to the purchase of Common Stock for the account of the participant on the next Investment Date if such Common Stock is purchased from the Company, and as soon as practicable beginning on the Investment Date if such Common Stock is purchased on the open market.

     In the event that any check is returned unpaid for any reason, the Agent will consider the request for investment of such money null and void and shall immediately remove the participant's account shares, if any, purchased upon the prior credit of such money. The Agent shall thereupon be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Agent shall be entitled to sell such additional shares from the participant's account to satisfy the uncollected balance.

      14.  When will Voluntary Cash Payments received by the Agent be invested?

     Voluntary Cash Payments received by the Agent no later than 12:00 noon on the business day preceding an Investment Date will be held by the Agent and invested beginning on the next Investment Date following receipt of funds by the Agent. Upon a participant's written request received by the Agent at least two business days prior to the applicable Investment Date, a Voluntary Cash Payment will be returned to the participant. However, no refund of a check or money order will be made until funds have actually been received by the Agent.

Expenses and Costs

     15. What are the costs to participants in the Plan?

     For Plan participants there are no brokers' commissions and no fees or service charges connected with stock purchases. The Company pays these costs, along with any costs for administration of the Plan. There is a fee for selling shares through the Plan. (See Question No. 24)

Reports to Participants

     16. What reports will be sent to participants in the Plan?

     Each participant will receive a statement of account showing amounts invested with Voluntary Cash Payments, purchase price including any discount received, shares purchased and other information resulting from investment activity. Each statement contains a form which can be used to deposit shares for safekeeping, make Voluntary Cash Payments or withdraw shares from the Plan. At each year-end, the statement will include all information pertaining to a participant's account for such year and should be retained for income tax purposes. In addition, each participant will receive copies of the same communications sent to every other holder of Common Stock, including the Company's quarterly earnings reports, Annual Report to Shareholders, and the Notice of Annual Meeting and Proxy Statement. Each participant will receive annually Internal Revenue Service information on Form 1099-DIV for reporting dividend income received. All acknowledgment of cash received will be sent to participants who make Voluntary Cash Payments.

Stock Certificates and Safekeeping

     17. What is the Safekeeping feature of the Plan and how does it work?

     At the time of enrollment in the Plan, or at any later time, participants may use the Plan's Safekeeping service to deposit with the Agent Common Stock registered in the name of the participant. Shares deposited will be transferred into the name of the Agent or its nominee and credited to the participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan.

     By using the Plan's Safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Agent are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. Dividends paid on shares deposited for Safekeeping may be reinvested or paid in cash to the participant. Participants may elect to receive cash dividends on all or a portion of such shares by completing and submitting to the Agent a new Enrollment Authorization Form indicating the dollar amount of cash dividends to be reinvested. Participants may receive cash dividends by check or electronic deposit into a bank checking or savings account. Participants may request electronic deposit of dividends by completing and submitting to the Agent an Electronic Deposit of Dividends Enrollment Form, available from both the Company and the Agent. (See Question No. 7)

     Participants who wish to deposit their Common Stock certificates with the Agent should consider sending them to the Agent, accompanied by the tear off transaction advice attached to your statement requesting deposit, by registered mail, or certified mail, return receipt requested, to the following address, since the participant bears the risk of replacement costs if the certificates are lost in transit:

                   The Bank of New York
                   Securities Transfer Divisions
                   P. O. Box 1958
                   Newark, NJ  07101-9774

     Certificates sent by overnight delivery service should be addressed to:

                   Dividend Reinvestment Department
                   The Bank of New York
                   101 Barclay Street
                   New York, NY  10286

     The stock certificates should not be endorsed.

     18. What happens to shares purchased under the Plan?

     Shares purchased under the Plan will be automatically held in safekeeping by the Agent in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each statement of account. Participants may obtain a certificate for all or some of the whole shares of Common Stock held in their Plan accounts upon written request to the Agent. Any remaining shares will continue to be held by the Agent.

     Dividends on shares purchased through the Plan, whether they are held by the participant in certificated form or by the Agent, may be paid in cash to the shareholder by check or electronic deposit or reinvested pursuant to the shareholder's instruction to the Agent contained in a completed Enrollment
Authorization Form. If you wish to change any feature of your dividend reinvestment or optional cash purchase program, you must complete and forward to the Transfer Agent a new Enrollment Authorization Form.

Automatic Monthly Investment

     19. What is the Automatic Monthly Investment feature of the Plan and how does it work?

     Participants may make Voluntary Cash Payments by means of an Automatic Monthly Investment of not less than $25 nor more than a total of $75,000 during a calendar year by electronic funds transfer from a predesignated U.S. account.

     If a participant has already established a Plan account and wishes to initiate Automatic Monthly Investments, the participant must complete and sign an Automatic Monthly Investment Form and return it to the Agent together with a voided blank check (for a checking account) or deposit slip (for a savings account) for the account from which funds are to be drawn. Automatic Monthly Investment Forms may be obtained from both the Agent and the Company. Forms will be processed and will become effective as promptly as practicable.

     Once Automatic Monthly Investment is initiated, funds will be drawn from the participant's designated account on the 25th of the month and will be invested in Common Stock as soon as practicable thereafter.

     Participants may change the amount of their Automatic Monthly Investment by completing and submitting to the Agent a new Automatic Monthly Investment Form. To be effective with respect to a particular month, however, the new Automatic Monthly Investment Form must be received by the Agent by the 25th day of the previous month. Participants may terminate their Automatic Monthly Investment by notifying the Agent in writing.

Transfer of Shares

     20. May a participant assign or transfer all or a part of his or her shares held under the Plan to another person?

     Yes. If a participant wishes to change the ownership of all or part of his or her shares held under the Plan through gift, private sale or otherwise, the participant may effect the transfer by mailing to the Agent a properly completed and executed Stock Power Assignment Separate from Certificate Form ("Stock Power"). Transfers of a participant's shares may be made in whole and/or fractional share amounts; provided, however, that with respect to any transfer which establishes a new Plan account, at least one whole share must be transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion signature guarantee. Stock Powers are available upon request from both the Agent and the Company. The participant requesting the transfer shall be liable for any and all stock transfer taxes.

     21. If Plan shares are transferred to another person, will the Agent issue a stock certificate to the transferee?

     If the participant so requests, a stock certificate(s) will be issued to the transferee. Otherwise, shares transferred will continue to be held by the Agent under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Plan under the Full Dividend Reinvestment Option, and all dividends on shares transferred to the transferee's Plan account will be reinvested under the terms of the Plan.

     22. How will a transferee be advised of his or her stock ownership?

     The transferee will receive an acknowledgment showing the number of shares transferred to and held in the transferee's Plan account.

Federal Income Tax Consequences

     23. What are the federal income tax consequences of participation in the Plan?

     Reinvested Dividends. A holder of Common Stock participating in the Plan and electing the dividend reinvestment option will be treated for Federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the Investment Date of all full and fractional shares credited to the participant. The distribution will be taxable as a dividend to the extent of the Company's earnings and profits as determined for Federal income tax purposes. The tax basis of the shares will be an amount equal to their fair market value on the Investment Date. For these purposes the fair market value will be the average of the closing prices of the Common Stock as reported on the American Stock Exchange-Composite Transactions for the three most recent days prior to the Investment Date on which such Common Stock traded.

     If the shares for a participant's account are acquired on the open market with reinvested dividends, the Company will pay any brokerage fees associated with such acquisition; however, such brokerage fees will be allocated to the participants and each participant will be required to include such fees in gross income as a dividend (to the extent of the Company's earnings and profits). The participant's tax basis in such shares will be increased by the amount of brokerage fees included as a dividend.

     The holding period for Common Stock credited to a participant's account pursuant to a dividend reinvestment option will begin on the day following the applicable Investment Date.

     Voluntary Cash Payments. In the case of shares purchased on the open market with Voluntary Cash Payments, shareholders will have included in gross income an amount equal to any brokerage commissions paid by the Company. The participant's basis in the shares acquired with Voluntary Cash Payments will be the cost of the shares to the Agent plus an allocable share of any brokerage commissions paid by the Company. The holding period credited to a participant's account pursuant to a Voluntary Cash Payment will begin on the day after the date the shares are acquired.

     Additional Information. Corporate shareholders should be aware that the Internal Revenue Code of 1986, as amended, limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock. For further information on a corporate shareholder's eligibility for the dividends-received deduction, participants should consult with their own tax advisors.

     A participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, the participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan shares held for such participant's account or for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in such shares or fractional share. Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in the hands of the participant.

     In the case of a foreign participant whose dividends on Common Stock are subject to United States income tax withholding and whose account is to be credited with Common Stock pursuant to a reinvestment option, the Agent will withhold the appropriate amount of tax and reinvest the balance in Common Stock. The Agent's statement to the foreign participant confirming acquisition of shares pursuant to the Plan will indicate the amount of tax withheld and the amount of the reinvestment.

     In the case of a shareholder subject to backup withholding tax on dividends to be reinvested under the Plan, the appropriate amount will be withheld and the balance of the dividend otherwise payable will be invested in Common Stock.

     All participants, as well as eligible shareholders who are considering participating in the Plan, are urged to consult with their own tax advisers regarding the particular federal, state and local tax consequences of their participation in the Plan.

Termination of Participation

     24. How and when may a participant terminate participation in the Plan?

     A participant may terminate participation in the Plan at any time by notice to the Agent received prior to a dividend record date. As soon as practicable following termination, the Agent will send the participant a certificate for the whole shares in the participant's Plan account. If the participant so requests, the Agent will sell all or a portion of such shares and remit to the participant the proceeds of the sale, less brokerage commissions, any transfer tax and a fee of $5 charged by the Agent. If a request to terminate a Plan account is received by the Agent on or after the record date for a dividend payment, such request to terminate may not become effective until any dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Agent, in its sole discretion, may either pay any such dividend in cash or reinvest it in Company Common Stock on behalf of the terminating participant. If such dividend is reinvested, the Agent will sell the shares purchased and remit the proceeds to the participant (less commissions and fees, as described above). Any Voluntary Cash Payment which had been sent to the Agent prior to the request to terminate will also be invested unless return of the amount is expressly requested in the request for termination and such request is received at least two business days prior to the relevant Investment Date. In every case of termination, the participant's interest in a fractional share will be paid in cash based on the then current market price of Company Common Stock as reported on the American Stock Exchange-Composite Transactions (less commissions and fees, as described above). The Agent, at its discretion, may terminate any account which contains only a fraction of a share by paying the account holder the dollar value of such fractional share (less commissions and fees, as described above). After termination, dividends on shares held in certificated form will be paid to the shareholder in cash or deposited electronically into the shareholder's bank account, if requested, unless and until the shareholder rejoins the Plan, which he or she may do at any time by requesting an Enrollment Authorization Form from the Agent.

     A participant may request that the Agent sell some, but not all, of the shares in a Plan account, and remit the proceeds (less commissions and fees, as described above) to the participant as soon as possible. If the request to sell is received by the Agent after the record date for a dividend payment, any dividends paid on those shares will be reinvested and the shares of Common Stock purchased will be credited to the participant's Plan account.

Miscellaneous

     25. What happens when participants sell or transfer all of the shares registered in their names?

     When participants sell or transfer all of the Common Stock registered in their names, the Agent will continue to purchase Common Stock with the dividends on the shares credited to their accounts under the Plan until otherwise notified by the participant.

     26. What happens if the Company has a rights offering?

     In the case of a Common Stock rights offering, Plan participants will receive rights based upon whole shares of Common Stock registered in their names as of the record date for any such rights offered, and whole shares credited to their accounts under the Plan as of the record date. Transaction processing may be curtailed or suspended until the completion of the rights offering.

     27. What happens if the Company issues a stock dividend or declares a stock split?

     All stock dividend or split shares of Common Stock distributed by the Company will be added to the participant's account. The Agent will issue a certificate(s) for any split shares or stock dividend credited to a participant's account upon written request from the participant to the Agent. Transaction processing may be curtailed or suspended until the completion of any stock dividend or stock split.

     28. How will a participant's shares be voted at shareholders' meetings?

     Full and fractional shares held in the Plan for a participant will be voted as the shareholder directs. A participant will receive a proxy card showing the total number of shares he or she holds, both those registered in the participant's name and those the participant holds through the Plan.

     29. May the Plan be modified or discontinued?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. All shareholders, both participants and non-participants in the Plan, will be notified of any suspension, termination or significant modification of the Plan. If the Plan is terminated, shares held in the participant's account will be distributed as described in Question No. 24.

     30. Who interprets and regulates the Plan?

     The Company reserves the right to interpret and regulate the Plan, as deemed desirable or necessary, in connection with its operation. Additionally, each of the Company and the Agent reserves the right to terminate enrollment of any participant who participates in the Plan in a manner abusive of the purpose and intent of the Plan as determined by the Company or in a manner deemed by the Company not to be in the best interest of shareholders generally.

      31. What are the responsibilities of the Company and the Agent under the Plan?

     Neither the Company nor the Agent will be liable for any good faith act or for any good faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a participant's account upon such participant's death, the prices at which shares are purchased or sold for a participant's account, the times when purchases or sales are made, or fluctuations in the market value of Common Stock. However, nothing contained in this provision affects a shareholder's right to bring a cause of action based on alleged violations of federal securities laws.

      32.  Does participation in the Plan involve any risk?

     The risk to participants is the same as with any other investment in Common Stock of the Company. A participant may lose an advantage otherwise available from being able to select more specifically the timing of investment or sale of shares. Participants must recognize that neither the Company nor the Agent can assure a profit or protect against a loss on the shares purchased under the Plan.

                                 USE OF PROCEEDS

     The Company does not know the number of shares that ultimately will be purchased from the Company under the Plan nor the prices at which such shares will be sold. The proceeds are intended to be used for general corporate purposes.

                                  LEGAL OPINION

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903.

                                     EXPERTS

     The consolidated financial statements and schedules of Valley Resources, Inc. at August 31, 1997 and 1996, and for each of the three years in the period ended August 31, 1997 appearing in the Company's Annual Report on Form 10-K, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

     The Rhode Island Business Corporation Act permits the Company to indemnify any director, officer or other employee of the Company or his legal representative against reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer or other employee or his legal representative may be a party by reason of his being a director, officer or employee, provided that such director, officer or other employee shall have acted in good faith, in what he reasonably believed to be in the best interests of the Company and, where criminal liability is charged, had no reasonable cause to believe that his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

       No dealer, salesman or other person
has been authorized to give any information
or to make any representations not contained
in this Prospectus in connection with the
offering made hereby, and, if given or made,
such information or representations must not
be relied upon as having been authorized by
the Corporation or any Underwriter.  This
Prospectus does constitute an offer to sell            Valley Resources, Inc.
or a solicitation of an offer to buy any of                 Common Stock
the securities offered hereby in any                       ($1 Par Value)
jurisdiction to any person to whom it is
unlawful to make such offer or solicitation
in such jurisdiction.  Neither the delivery
of this Prospectus nor any sale hereunder
shall under any circumstances create any
implication that there has been no change
in the affairs of the Corporation since any
of the dates as of which information is
furnished herein or the date hereof.
    ----------------------                             ------------------------
       TABLE OF CONTENTS

                                             Page     Direct Stock Puchase Plan
                                             ----

Available Information....................      2
Incorporation of Certain Documents by                  ------------------------
    Reference............................      2
The Company..............................      3
The Offering.............................      3
Federal Income Tax Consequences..........     13
Use of Proceeds..........................     17
Legal Opinion............................     17            Prospectus
Experts..................................     17
Indemnification..........................     17       Dated November 28, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation are:


         Filing Fee for Registration Statement .........................$   696
         Legal Fees and Expenses .......................................  5,000
         Listing Fees ..................................................  2,000
         Accounting Fees and Expenses ..................................  2,000
         Printing and Engraving Fees ...................................  3,000
         Miscellaneous .................................................  1,304
         TOTAL .........................................................$14,000

___________
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 7-1.1-4.1 of the Rhode Island Business Corporation Act permits any director, officer or other employee of the Registrant or his legal representative to be indemnified by the Registrant against reasonable costs, expenses, and counsel fees paid or incurred in connection with any proceeding to which such director, officer or other employee or his legal representative may be a party by reason of his being a director, officer or employee, provided that such director, officer or other employee shall have acted in good faith, in what he reasonably believed to be in the best interests of the Registrant and, where criminal liability is charged, has no reasonable cause to believe that his conduct was unlawful.

     The Articles of Incorporation, as amended, of the Registrant also contain a provision eliminating the liability of a director to the Registrant or its stockholders for breach of fiduciary duty as director, other than liability for
(a) breach of the director's duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

Number         Description

 4 Valley Resources, Inc. Direct Stock Purchase Plan is set forth in full in the Prospectus included in Part I of this Registration Statement.

 5             Opinion of Edwards & Angell.

23(a)          Consent of Grant Thornton LLP.

23(b)          Consent of Edwards & Angell (included in Exhibit 5.)

24 Power of Attorney of certain officers and directors (See signature pages).

ITEM 17.  UNDERTAKINGS

     (a) The undesigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933,

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and had duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cumberland, State of Rhode Island, on the 28th of November, 1997.

                                            VALLEY RESOURCES, INC.

                                            By: S/Alfred P. Degen
                                            ---------------------
                                            Alfred P. Degen
                                            President & Chief Executive Officer